Exhibit 99.1

Harris Corporation Reports Fiscal 2016 First Quarter Results

MELBOURNE, Florida, November 3, 2015 — Harris Corporation (NYSE:HRS) reported revenue in the first quarter of fiscal 2016 of $1.81 billion, compared with $1.16 billion in the prior year. GAAP net income was $148 million, or $1.18 per diluted share, and non-GAAP net income was $163 million, or $1.31 per diluted share, excluding acquisition-related costs. Prior-year GAAP net income was $125 million, or $1.18 per diluted share. Higher first quarter results were primarily due to the acquisition of Exelis in the fourth quarter of fiscal 2015. A reconciliation of GAAP to non-GAAP financial measures is provided in the tables.

Orders in the first quarter were $2.24 billion. Free cash flow (net cash provided by operating activities less capital expenditures) was $40 million.

“First quarter results marked a strong start to our fiscal year and reflected the first full quarter of Exelis’ operations,” said William M. Brown, chairman, president and chief executive officer. “The integration is on track, with synergy savings already evident in first quarter results and ramping towards our fiscal year target of $70-75 million. Orders in the quarter were excellent, resulting in a book-to-bill of 1.24 and expanding backlog.”

As previously announced, Harris reorganized at the beginning of fiscal 2016 into four new business segments: Communication Systems, Space and Intelligence Systems, Electronic Systems and Critical Networks. On November 2, 2015, Harris provided selected information which combines Harris and Exelis historic results for comparable periods as if the businesses had been operated together on the basis of the new segment structure for fiscal years 2014 and 2015.

Communication Systems

Communication Systems segment revenue in the first quarter was $454 million and operating income was $138 million.

Tactical radio orders included $38 million and $26 million from a country in Central Asia, $39 million from 2 Baltic countries, $27 million from several countries in the Middle East and Africa, $21 million from a Latin American nation, and $13 million from the U.S. Air National Guard. Harris also was awarded a 6-year, $390 million ceiling, single-award Indefinite Delivery Indefinite Quantity (IDIQ) contract from the U.S. Special Operations Command for a new integrated 2-channel handheld tactical radio and a $100 million increase in the ceiling value of a previously awarded single-source IDIQ contract with the U.S. Defense Logistics Agency to provide tactical radio spare parts to the U.S. Army and federal civilian agencies.

Space and Intelligence Systems

Space and Intelligence Systems segment revenue in the first quarter was $435 million and operating income was $68 million.

Orders included a total of $184 million from classified customers primarily in support of space superiority missions and advanced sensors systems as well as $45 million from the U.S. Naval Research Laboratory for commercial antennas and ground communication system upgrades.

Electronic Systems

Electronic Systems segment revenue in the first quarter was $374 million and operating income was $69 million.

Orders included $111 million from the U.S. Air Force for fixed-wing aircraft electronic warfare self-protection subsystems, $97 million from the U.S. Navy for F/A-18 jammer systems under the Integrated Defensive Electronic Countermeasures (IDECM) program, and $27 million from the U.S. Department of State for EGON counter improvised explosive device (IED) systems. Harris also was awarded a 4-year (1-year base, three 1-year options), $113 million contract with an initial $39 million order from the U.S. Naval Sea Systems Command (NAVSEA) for radar kits; a 5-year, $78 million ceiling, single-award IDIQ contract from a Department of Defense customer for electronic warfare subsystems on rotary aircraft as well as a 3-year, $54 million ceiling, single-award IDIQ contract from the U.S. Naval Research Laboratory for the Advanced Decoy Architecture Payloads (ADAP) program; and a 2-year (1-year base, 1-year option), $49 million production contract for sonobuoy launchers for P-8 Poseidon anti-submarine aircraft.

Critical Networks

Critical Networks segment revenue in the first quarter was $566 million and operating income was $63 million.

Contract awards for IT services included a 5-year, $800 million ceiling, multi-award IDIQ from the U.S. Army for research and development to counteract asymmetrical threats; a 5-year, $500 million ceiling, multi-award IDIQ from a proprietary customer with an initial $25 million order; and a 5-year, $228 million ceiling IDIQ from the U.S. Navy for maritime mine countermeasures support.

Earnings Guidance

Harris reiterated its guidance for fiscal 2016 GAAP net income in a range of $5.25-$5.45 per diluted share and non-GAAP net income, excluding acquisition-related costs, in a range of $5.60-$5.80 per diluted share. GAAP net income guidance could change as a result of any further actions related to the Exelis acquisition. Guidance for fiscal 2016 revenue is unchanged in a range of $7.67-$7.83 billion. Harris will host a conference call today, November 3, at 8:30 a.m. Eastern Time (ET) to discuss its first quarter fiscal 2016 financial results. The dial-in numbers for the teleconference are (877) 303-9481

(U.S.) and (760) 666-3582 (International), using participant code 64972213. Please allow at least 10 minutes before the scheduled start time to connect to the teleconference. Participants are encouraged to listen via live webcast and view management’s supporting slide presentation at www.harris.com/webcast/quarterly/2016Q1. A recording of the call will be available on the Harris website beginning at approximately 12 p.m. ET on November 3.

About Harris Corporation

Harris Corporation is a leading technology innovator, solving our customers’ toughest mission-critical challenges by providing solutions that connect, inform and protect. Harris supports customers in over 125 countries. The Company has approximately $8 billion in annual revenue and 22,000 employees and is organized into four business segments: Communication Systems, Space and Intelligence Systems, Electronic Systems, and Critical Networks. Learn more at harris.com.

Non-GAAP Financial Measures

This press release contains non-GAAP financial measures within the meaning of Regulation G promulgated by the Securities and Exchange Commission (“SEC”), including net income and net income per diluted share for the first quarter of fiscal 2016, in each case excluding acquisition-related costs; free cash flow for the first quarter of fiscal 2016, excluding cash flow for capital expenditures; and the guidance range for expected net income per diluted share for fiscal 2016, excluding acquisition-related costs. A “non-GAAP financial measure” is generally defined as a numerical measure of a company’s historical or future performance that excludes or includes amounts, or is subject to adjustments, so as to be different from the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles (“GAAP”). Harris management believes that these non-GAAP financial measures, when considered together with the GAAP financial measures, provide information that is useful to investors in understanding period-over-period operating results separate and apart from items that may, or could, have a disproportionately positive or negative impact on results in any particular period. Harris management also believes that these non-GAAP financial measures enhance the ability of investors to analyze Harris business trends and to understand Harris performance. In addition, Harris may utilize non-GAAP financial measures as guides in forecasting, budgeting and long-term planning processes and to measure operating performance for some management compensation purposes. Non-GAAP financial measures should be considered in addition to, and not as a substitute for, or superior to, financial measures presented in accordance with GAAP.

Attachments: Financial statements (7 tables).

Forward-Looking Statements

Statements in this press release that are not historical facts are forward-looking statements that reflect management’s current expectations, assumptions and estimates of future performance and economic conditions. Such statements are made in reliance on the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements in this release include but are not limited to: earnings and revenue guidance for fiscal 2016; potential contract opportunities and awards; the potential value of contract awards; and other statements regarding outlook or that are not historical facts, including the fiscal 2016 target for synergy savings. The company cautions investors that any forward-looking statements are subject to risks and uncertainties that may cause actual results and future trends to differ materially from those matters expressed in or implied by such forward-looking statements. The company’s consolidated results, future trends and forward-looking statements could be affected by many factors, risks and uncertainties, including but not limited to: the loss of the company’s relationship with the U.S. Government or a change or reduction in U.S. Government funding; potential changes in U.S. Government or customer priorities and requirements (including potential deferrals of awards, terminations, reductions of expenditures, changes to respond to the priorities of Congress and the Administration, budgetary constraints, debt ceiling implications, sequestration and cost-cutting initiatives); a security breach, through cyber attack or otherwise, or other significant disruptions of the company’s IT networks and systems or those the company operates for customers; the level of returns on defined benefit plan assets and changes in interest rates; risks inherent with large long-term fixed-price contracts, particularly the ability to contain cost overruns; changes in estimates used in accounting for the company’s programs; financial and government and regulatory risks relating to international sales and operations; effects of any non-compliance with laws; the continued effects of the general weakness in the global economy and U.S. Government’s budget deficits and national debt and sequestration; the company’s ability to continue to develop new products that achieve market acceptance; the consequences of uncertain economic conditions and future geo-political events; strategic acquisitions and the risks and uncertainties related thereto, including the company’s ability to manage and integrate acquired businesses (including achieve estimated synergy savings and realize other expected benefits), the actual amount and timing of integration and other acquisition-related charges and potential disruption to relationships with employees, suppliers and customers, including the U.S. Government, and to the company’s business generally; performance of the company’s subcontractors and suppliers; potential claims related to infringement of intellectual property rights or environmental remediation or other contingencies, litigation and legal matters and the ultimate outcome thereof; risks inherent in developing new and complex technologies and/or that may not be covered adequately by insurance or indemnity; changes in the company’s effective tax rate; increased indebtedness and significant unfunded pension liability and potential downgrades in the company’s credit ratings; unforeseen environmental issues; natural disasters or other disruptions affecting the company’s operations; changes in the regulatory framework that applies to, or of satellite bandwidth constraints on, the company’s managed satellite and terrestrial communications solutions; changes in future business or other market conditions that could cause business investments and/or recorded goodwill or other long-term assets to become impaired; the company’s ability to attract and retain key employees, maintain reasonable relationships with unionized employees and manage escalating costs of providing employee health care; and potential tax, indemnification and other liabilities and exposures related to Exelis’ spin-off of Vectrus, Inc. and Exelis’ spin-off from ITT Corporation. Further information relating to these and other factors that may impact the company’s results, future trends and forward-looking statements are disclosed in the company’s filings with the SEC. The forward-looking statements contained in this release are made as of the date of this release, and the company disclaims any intention or obligation, other than imposed by law, to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

# # #

Investor Relations inquiries: Pamela Padgett at 321-727-9383, or pamela.padgett@harris.com

Media inquiries: Jim Burke at 321-727-9131, or jim.burke@harris.com

For additional information, contact Harris Corporation at webmaster@harris.com.

Table 1

HARRIS CORPORATION

FY ‘16 First Quarter Summary

CONDENSED CONSOLIDATED STATEMENT OF INCOME

(Unaudited)

	Quarter Ended
	October 2, 2015	September 26, 2014
	(In millions, except per share amounts)
Revenue from product sales and services	$1,811	$1,155

Cost of product sales and services	(1,220)	(762)
Engineering, selling and administrative expenses	(329)	(195)
Non-operating income	1	—
Interest income	1	1
Interest expense	(48)	(23)

Income before income taxes	216	176
Income taxes	(68)	(51)

Net income	$148	$125

Net income per common share
Basic	$1.20	$1.19
Diluted	$1.18	$1.18

Cash dividends paid per common share	$0.50	$0.47

Basic weighted average common shares outstanding	123.5	104.6
Diluted weighted average common shares outstanding	124.7	105.8

Table 2

HARRIS CORPORATION

FY ‘16 First Quarter Summary

BUSINESS SEGMENT INFORMATION

(Unaudited)

	Quarter Ended
	October 2, 2015	September 26, 2014
	(In millions)
Revenue
Communication Systems	$454	$389
Space and Intelligence Systems	435	253
Electronic Systems	374	109
Critical Networks	566	407
Corporate eliminations	(18)	(3)

	$1,811	$1,155

Income Before Income Taxes
Segment Operating Income:
Communication Systems	$138	$116
Space and Intelligence Systems	68	37
Electronic Systems	69	22
Critical Networks	63	42
Unallocated corporate expense	(75)	(17)
Corporate eliminations	(1)	(2)
Non-operating income	1	—
Net interest expense	(47)	(22)

	$216	$176

Table 3

HARRIS CORPORATION

FY ‘16 First Quarter Summary

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

(Unaudited)

	Quarter Ended
	October 2, 2015	September 26, 2014
	(In millions)
Operating Activities
Net income	$148	$125
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	61	51
Amortization of intangible assets from Exelis Inc. acquisition	33	—
Share-based compensation	10	8
Pension contributions	(61)	—
Pension income	(6)	—
Non-current deferred income taxes	60	(1)
(Increase) decrease in:
Accounts receivable	82	(38)
Inventories	(108)	(30)
Increase (decrease) in:
Accounts payable and accrued expenses	(158)	(102)
Advance payments and unearned income	(13)	12
Income taxes	—	45
Other	16	10

Net cash provided by operating activities	64	80

Investing Activities
Additions of property, plant and equipment	(26)	(41)
Proceeds from sale of property, plant and equipment	2	—
Proceeds from sale of Cyber Integration Center	—	7

Net cash used in investing activities	(24)	(34)

Financing Activities
Proceeds from borrowings	41	3
Repayments of borrowings	(173)	(9)
Proceeds from exercises of employee stock options	19	18
Repurchases of common stock	—	(100)
Cash dividends	(64)	(50)
Other financing activities	(15)	(12)

Net cash used in financing activities	(192)	(150)

Effect of exchange rate changes on cash and cash equivalents	(9)	(8)

Net decrease in cash and cash equivalents	(161)	(112)

Cash and cash equivalents, beginning of year	481	561

Cash and cash equivalents, end of quarter	$320	$449

Table 4

HARRIS CORPORATION

FY ‘16 First Quarter Summary

CONDENSED CONSOLIDATED BALANCE SHEET

(Unaudited)

	October 2, 2015	July 3, 2015
	(In millions)
Assets
Cash and cash equivalents	$320	$481
Receivables	1,078	1,168
Inventories	1,107	1,015
Income taxes receivable	30	87
Current deferred income taxes	346	341
Deferred compensation plan investments	40	267
Other current assets	132	165
Property, plant and equipment	1,150	1,165
Goodwill	6,321	6,348
Other intangible assets	1,729	1,775
Non-current deferred income taxes	165	163
Other non-current assets	146	154

	$12,564	$13,129

Liabilities and Equity
Short-term debt	$50	$33
Accounts payable	455	581
Compensation and benefits	258	255
Other accrued items	474	518
Advance payments and unearned income	421	433
Income taxes payable	70	57
Current deferred income taxes	1	7
Deferred compensation plan liabilities	12	267
Current portion of long-term debt	130	130
Defined benefit plans	1,876	1,943
Long-term debt	4,901	5,053
Long-term contract liability	67	71
Non-current deferred income taxes	14	7
Other long-term liabilities	372	372
Equity	3,463	3,402

	$12,564	$13,129

HARRIS CORPORATION

FY ‘16 First Quarter Summary

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES AND REGULATION G DISCLOSURE

To supplement our condensed consolidated financial statements presented in accordance with U.S. generally accepted accounting principles (GAAP), we provide additional measures of net income, net income per diluted common share and net cash provided by operating activities, adjusted to exclude certain costs, charges, expenses and losses. Harris management believes that these non-GAAP financial measures, when considered together with the GAAP financial measures, provide information that is useful to investors in understanding period-over-period operating results separate and apart from items that may, or could, have a disproportionately positive or negative impact on results in any particular period. Harris management also believes that these non-GAAP financial measures enhance the ability of investors to analyze Harris’ business trends and to understand Harris’ performance. In addition, Harris may utilize non-GAAP financial measures as guides in its forecasting, budgeting, and long-term planning processes and to measure operating performance for some management compensation purposes. Any analysis of non-GAAP financial measures should be used only in conjunction with results presented in accordance with GAAP. A reconciliation of these non-GAAP financial measures with the most directly comparable financial measures calculated in accordance with GAAP follows:

Table 5

HARRIS CORPORATION

FY ‘16 First Quarter Summary

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

Net Income and Net Income per Diluted Common Share

(Unaudited)

	Quarter Ended October 2, 2015
	Net Income	Net Income per Diluted Common Share
	(In millions, except per share amounts)
GAAP net income and net income per diluted common share, as reported	$148	$1.18
Integration and other Exelis Inc. acquisition-related charges, net of income taxes	15	0.13

Non-GAAP net income and net income per diluted common share	$163	$1.31

Table 6

HARRIS CORPORATION

FY ‘16 First Quarter Summary

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

Free Cash Flow

(Unaudited)

Quarter Ended October 2, 2015
(In millions)
Net cash provided by operating activities	$64
Less net capital expenditures (A)	(24)

Free cash flow	$40

(A)	Reflects additions of property, plant and equipment, net of proceeds from the sale of property, plant and equipment.

Table 7

HARRIS CORPORATION

FY ‘16 First Quarter Summary

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

Reconciliation of Guidance for FY ‘16 Net Income per Diluted Common Share to

FY ‘16 Non-GAAP Net Income per Diluted Common Share

(Unaudited)

2016
(Guidance)
GAAP net income per diluted common share	$5.25 to $5.45*
Estimated integration and other Exelis Inc. acquisition-related charges	$.35*

Non-GAAP net income per diluted common share	$5.60 to $5.80

*	Amounts could change as a result of any further actions related to the Exelis Inc. acquisition.